[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE VARIABLE PRODUCTS SERIES FUND - QUASAR PORTFOLIO

10f-3 TRANSACTIONS FOR THE PERIOD JANUARY 1, 2000 THROUGH JUNE 30, 2000
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group From                   06/30/00
Extensity, Inc.           01/27/00 2,600    0.00%    $20.00   23,800     4,000   0.60%    DB Clearing Services   0
Packaging Corp. America   01/27/00 166,100  0.00%    $12.00   738,500    46,250  1.60%    Goldman Sachs & Co.    118,300
Caminus Corp.             01/28/00 2,300    0.00%    $16.00   22,500     4,372   0.51%    DB Clearing Services   0
SBA Communications Corp.  01/28/00 25,200   0.00%    $27.00   181,300    6,000   3.02%    Lehman Bros. Inc.      39,700
Dobson Communications Corp02/03/00 16,900   0.00%    $22.00   162,300    25,000  0.65%    Lehman Bros. Inc.      33,900
Mediacom Communications   02/03/00 24,100   0.00%    $19.00   231,800    20,000  1.16%    Salomon Smith Barney   0
Fastnet Corp.             02/08/00 1,200    0.00%    $12.00   11,400     4,000   0.29%    Furman, Selz, Magerdie 0
Rural Cellular Corp.      02/08/00 8,600    0.00%    $61.88   85,600     2,390   3.58%    Merrill Lynch Pierce   20,400
Landacorp Inc.            02/09/00 600      0.00%    $10.00   5,900      3,500   0.17%    Lewco Securities Age   0
Organic Inc.              02/09/00 3,700    0.00%    $20.00   35,200     5,500   0.64%    Goldman Sachs & Co.    0
Cypress Communications    02/10/00 5,400    0.00%    $17.00   23,100     10,000  0.23%    Bear Stearns Security  0
Lante Corp.               02/10/00 3,900    0.00%    $20.00   37,600     4,000   0.94%    CS First Boston Corp   0
Witness Systems           02/10/00 800      0.00%    $20.00   7,400      3,800   0.19%    Lewco Securities Age   0
Diversa Corportation      02/14/00 500      0.00%    $24.00   26,100     7,250   0.36%    Bear Stearns Security  0
Compucredit Corp.         02/16/00 15,900   0.00%    $33.50   154,200    4,600   3.35%    JP Morgan              66,500
Eloquent Inc.             02/17/00 2,800    0.00%    $16.00   154,200    4,600   3.35%    Piper Jaffray          0
Hotel Reservation Network 02/25/00 2,700    0.00%    $16.00   27,000     5,400   0.50%    Allen & Company        0
Prime Response            03/03/00 2,300    0.00%    $18.00   29,100     3,500   0.83%    Robertson Stephens     0
Register.Com              03/03/00 2,200    0.00%    $24.00   26,000     5,000   0.52%    DB Clearing Services   0
Versata Inc.              03/03/00 1,800    0.00%    $24.00   23,300     3,850   0.61%    Thomas Weisel Partner  0
Net 2000 Communications   03/06/00 11,400   0.00%    $20.00   144,300    10,000  1.44%    Goldman Sachs & Co.    95,700
Firstworld Communications 03/07/00 7,000    0.00%    $17.00   87,800     10,000  0.88%    Lehman Bros. Inc.      0
PSI Technologies Holdings 03/16/00 700      0.00%    $16.00   8,600      3,500   0.25%    Lewco Securities Age   0
Intrabiotics Pharmaceutica03/28/00 1,800    0.00%    $15.00   13,800     7,500   0.18%    DB Clearing Services   0
Predictive Systems        03/30/00 31,400   0.00%    $43.00   395,900    3,800   10.42%   Goldman Sachs & Co.    31,400
Go America Inc.           04/06/00 15,100   0.00%    $16.00   201,200    10,000  2.01%    Bear Stearns Security  0
I3 Mobile                 04/06/00 900      0.00%    $16.00   15,700     5,100   0.31%    DB Clearing Services   0
DDI Corporation           04/11/00 108,400  0.00%    $14.00   1,407,500  12,000  11.73%   CS First Boston Corp   83,400
Genomic Solutions         05/05/00 63,500   0.00%    $8.00    401,400    7,000   5.73%    UBS Warburg LLC        63,700
Community Health Systems  06/08/00 7,300    0.00%    $13.00   59,300     18,750  0.32%    Merrill Lynch Pierce   0
Virage Inc.               06/28/00 10,200   0.00%    $11.00   123,400    3,500   3.53%    CS First Boston Corp   15,500

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the purchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.